Exhibit Index begins on sequential page number: 8

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                Maryland                                   56-1869557
  (State or other jurisdiction                         (I.R.S. Employer
       of incorporation)                              Identification No.)

       3100 Smoketree Court                                  27604
          Suite 600                                        (Zip Code)

     Raleigh, North Carolina
     (Address of principal
       executive offices)

                             ----------------------

                           HIGHWOODS PROPERTIES, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------

     Ronald P. Gibson                                     Copy to:
        President                                    Brad S. Markoff
  Highwoods Properties, Inc.                 Smith Helms Mulliss & Moore, L.L.P.
3100 Smoketree Court, Suite 600                    2800 Two Hannover Square
Raleigh, North Carolina  27604                  Raleigh, North Carolina  27601
       (919) 872-4924                                   (919) 755-8700
(Name, address and telephone number of agent for service)

                             ----------------------


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be       Amount to be        Proposed Maximum            Proposed Maximum            Amount of
registered                       Registered      Offering Price Per Unit(1) Aggregate Offering Price(2)  Registration Fee

Common Stock, par value
$0.01 per share.............  1,397,000 shares           $29.375                $41,036,875               $14,151

- ---------------------------
(1)      Offering prices vary with the market price of the Registrant's Common
         Stock.
(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933 (as amended) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on September 12, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting the Prospectus of Highwoods Properties, Inc. (the "Registrant") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to participants in the Highwoods Properties, Inc. Amended and Restated 1994 Stock Option Plan (the "Plan"), on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to Investor Relations, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Telephone requests may be directed to (919) 872-4924.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") (File No. 1-13100) pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

         a. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (as amended on Form 10-K/A on June 3, 1996 and June 18, 1996);

         b. The description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated May 16, 1994;

         c. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 (as amended on Form 10-Q/A on June 3, 1996 and June 18, 1996) and June 30, 1996; and

         d. The Company's Current Reports on Form 8-K, dated July 12, 1995 (as amended on Form 8-K/A on September 7, 1995 and June 3, 1996 and June 18, 1996), December 18, 1995, April 1, 1996 (as
                 amended on Form 8-K/A on June 3, 1996 and June 18, 1996), and April 29, 1996 (as amended on Form 8-K/A on June 3, 1996 and June 18, 1996).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

         For purposes of this registration statement, any statement contained in a report, document or appendix incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any subsequently filed report, document or appendix, which also is or is deemed incorporated by reference, modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Telephone requests may be directed to
(919) 872-4924.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's officers and directors are and will be indemnified against certain liabilities in accordance with the Maryland General Corporations Law (the "MGCL"), the Articles of Incorporation and bylaws of the Company and the Partnership Agreement of Highwoods/Forsyth Limited Partnership (the "Operating Partnership Agreement"). The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reasons of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The Operating Partnership Agreement also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

Exhibit No.                                 Description

5.1               Opinion of Smith Helms Mulliss & Moore L.L.P. regarding the legality of the shares of Common
                  Stock being registered

23.1              Consent of Smith Helms Mulliss & Moore L.L.P. (included in Exhibit 5.1)

23.2              Consent of Ernst & Young, LLP

23.3              Consent of Deloitte & Touche, LLP

23.4              Consent of KPMG Peat Marwick LLP

23.5              Consent of Price Waterhouse, LLP

24.1              Powers of Attorney (included on the signature page to the Registration Statement)

99.1              Highwoods Properties, Inc. Amended and Restated 1994 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                  1995)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on September 16, 1996.

                                      Highwoods Properties, Inc.
                                      (Registrant)

                                      By:      /s/ RONALD P. GIBSON
                                               Ronald P. Gibson
                                               President

                           --------------------------

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Highwoods Properties, Inc. hereby severally constitute Ronald P. Gibson and Carman J. Liuzzo and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Highwoods Properties, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  Name                                        Title                              Date

          /s/ O. TEMPLE SLOAN, JR.          Chairman of the Board of Directors          September 16, 1996
- ------------------------------------------
                O. Temple Sloan, Jr.


          /s/ RONALD P. GIBSON              President, Chief Executive Officer and      September 16, 1996
- --------------------------------------------
                   Ronald P. Gibson           Director

          /s/ WILLIAM T. WILSON, III        Executive Vice President and Director       September 16, 1996
- --------------------------------------------
              William T. Wilson, III         and Chief Operating Officer

          /s/ JOHN L. TURNER                Vice Chairman of the Board of Directors     September 16, 1996
- --------------------------------------------
                     John L. Turner

          /s/ JOHN W. EAKIN                 Vice President and Director                 September 16, 1996
- --------------------------------------------
                  John W. Eakin

          /s/ THOMAS S. SMITH               Vice President and Director                 September 16, 1996
- --------------------------------------------
                  Thomas S. Smith


                                        4





          /s/ THOMAS W. ADLER               Director                                             September 16, 1996
- ------------------------------------------
                  Thomas W. Adler

          /s/ WILLIAM E. GRAHAM, JR.        Director                                             September 16, 1996
- ---------------------------------------
                 William E. Graham

          /s/ ROBERT L. KIRBY               Director                                             September 16, 1996
- --------------------------------------------
                     Robert L. Kirby

          /s/ L. GLENN ORR, JR.             Director                                             September 16, 1996
- --------------------------------------------
                    L. Glenn Orr, Jr.


          /s/ WILLARD H. SMITH, JR.         Director                                             September 16, 1996
- -----------------------------------------
                     Willard H. Smith, Jr.


          /s/ STEPHEN TIMKO                 Director                                             September 16, 1996
- --------------------------------------------
                     Stephen Timko

          /s/ CARMAN J. LIUZZO              Vice President, Chief Financial Officer              September 16, 1996
- --------------------------------------------
                   Carman J. Liuzzo            and Treasurer (Principal Accounting

                                               Officer)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------



                                    EXHIBITS

                                   FILED WITH
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               -------------------



                           HIGHWOODS PROPERTIES, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                  Exhibit Index

                                                                                                               Page

Exhibit No.

5.1               Opinion of Smith Helms Mulliss & Moore L.L.P. regarding the legality of the shares of
                  Common Stock being registered

23.1              Consent of Smith Helms Mulliss & Moore L.L.P. (included in Exhibit 5.1)

23.2              Consent of Ernst & Young, LLP

23.3              Consent of Deloitte & Touche, LLP

23.4              Consent of KPMG Peat Marwick LLP

23.5              Consent of Price Waterhouse, LLP

24.1              Powers of Attorney (included on the signature page to the Registration Statement)

99.1              Highwoods Properties, Inc. Amended and Restated 1994 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995)
